PENNSYLVANIA ENTERPRISES, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


To:   Participants   in   the   Pennsylvania    Enterprises,    Inc.    Dividend
      Reinvestmentand Stock Purchase Plan

Re: Pennsylvania Enterprises, Inc.'s Offer to Purchase for Cash Up to 2,000,000 Shares of its Common Stock


Date: March 11, 1996


   This memorandum is being sent to you because you are a participant in the Pennsylvania Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan").

   The  Dividend   Reinvestment   Plan  is  described  in  the  Plan  Prospectus
("Prospectus"). Please refer to the relevant Prospectus for more information regarding the Dividend Reinvestment Plan.

PENNSYLVANIA  ENTERPRISES,  INC. IS  OFFERING  TO PURCHASE  SHARES OF ITS COMMON
STOCK

   Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company"), is inviting its stockholders to tender shares of its Common Stock, no par value, stated value $10.00 per share (the "Shares") (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 26, 1995, between the Company and Chemical Bank, as the Rights Agent), at prices not greater than $39.00 nor less than $37.00 per Share, net to the seller in cash, specified by such stockholders. Unless the context otherwise requires, all references to Shares shall include the associated Rights. The details of the invitation are described in the Company's Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and this memorandum (which together constitute the "Offer" for purposes of tendering Shares held in your Dividend Reinvestment Plan account). Copies of the Offer to Purchase and certain related materials (excluding the Letter of Transmittal), which are being sent to the Company's stockholders generally, are enclosed for your review.

   The Company is conducting the offer through a procedure commonly referred to as a "dutch auction." This procedure allows you to select the price within that range at which you are willing to sell all or a portion of your Shares to the Company. Based upon the number of Shares tendered and the prices specified by the tendering stockholders, the Company will determine the single per-Share price within that range that will allow it to buy 2,000,000 Shares (or such lesser number of Shares that are properly tendered). All of the Shares that are properly tendered at prices at or below that purchase price (and are not withdrawn) will -- subject to possible proration, conditional tender and provisions relating to the tender of "odd lots" -- be purchased for cash at that purchase price, net to the selling stockholder. All other Shares that have been tendered and not purchased will be returned to the stockholder.

   THE LETTER OF TRANSMITTAL REFERRED TO ABOVE AND IN THE OFFER TO PURCHASE CANNOT BE USED TO TENDER SHARES HELD IN YOUR DIVIDEND REINVESTMENT PLAN ACCOUNT; THE ENCLOSED ELECTION FORM FOR THE DIVIDEND REINVESTMENT PLAN IS A SUBSTITUTE FOR THE LETTER OF TRANSMITTAL AND MUST BE USED TO TENDER SHARES IN YOUR DIVIDEND REINVESTMENT PLAN ACCOUNT.

YOUR DECISION WHETHER TO TENDER

   As a participant in the Dividend Reinvestment Plan, you may direct Chemical Bank, the administrator of the Dividend Reinvestment Plan (the "Administrator"), to tender Shares allocated to your Dividend Reinvestment Plan account pursuant to the Offer.

HOW TO TENDER SHARES; COMPLETION OF ELECTION FORM

   If you wish to direct the Administrator to tender all or part of the Shares in your Dividend Reinvestment Plan account, you must complete and return the enclosed Election Form in accordance with the instructions specified on the Election Form. Before deciding whether or not to tender your Shares, please read the enclosed materials carefully.

   YOUR ELECTION WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED ELECTION FORM IS RECEIVED BY THE ADMINISTRATOR AT ITS ADDRESS SET FORTH ON THE ENCLOSED RETURN ENVELOPE IN AMPLE TIME FOR THE ADMINISTRATOR TO SUBMIT A TENDER ON YOUR BEHALF AT OR PRIOR TO THE LATER OF 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, OR THE LATEST TIME AND DATE TO WHICH THE OFFER IS EXTENDED (referred to herein as the "Expiration Date"). Election Forms that are received after this deadline and Election Forms which are not properly completed will not be accepted. Examples of improperly completed Election Forms include Forms which are not signed and Forms which contain incorrect or incomplete information. IN THE EVENT THAT YOU DO NOT FILE A PROPERLY COMPLETED ELECTION FORM ON A TIMELY BASIS, NONE OF YOUR SHARES WILL BE TENDERED.

   Dividend Reinvestment Plan participants who desire to tender Shares at more than one price must complete a separate Election Form for each price at which Shares are tendered, provided that the same Shares cannot be tendered (unless properly withdrawn in accordance with the terms of the Offer) at more than one price. IN ORDER TO PROPERLY TENDER SHARES, ONE AND ONLY ONE PRICE BOX MUST BE CHECKED IN THE APPROPRIATE SECTION ON EACH ELECTION FORM.

   All Shares held in a Dividend Reinvestment Plan account which are validly tendered at or below the Purchase Price (as defined in the Offer to Purchase) and not withdrawn on or prior to the Expiration Date by any stockholder (an "Odd Lot Owner") who owned beneficially an aggregate of fewer than 100 Shares (including any Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, and who validly tenders all of such Shares will qualify for the odd lot preference described in Section 2 of the Offer to Purchase. Partial and conditional tenders will not qualify for this preference. In order to qualify for the preference, you must complete the box captioned "Odd Lots" on the Election Form attached to this memorandum.

COMPLETION OF SUBSTITUTE FORM W-9 AND FORM W-8

   The tendering stockholder is required to provide the Administrator with either a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, or, in the case of certain foreign stockholders, a properly completed Form W-8. Failure to provide the information on either Substitute Form W-9 or Form W-8 may subject the tendering stockholder to 31% federal income tax backup withholding on the payment of the Purchase Price. For a discussion of certain federal income tax consequences to tendering stockholders, see Section 13 of the Offer to Purchase. EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR.

CHANGING YOUR INSTRUCTION TO THE ADMINISTRATOR

   Tenders of Shares made pursuant to the Offer to Purchase may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 3, 1996 unless they have been previously accepted for payment as provided in the Offer to Purchase. In order to change your instructions, you must send a notice of withdrawal to the Administrator. The notice of withdrawal will be effective only if it is in writing and is received by the Administrator at the address set forth on the enclosed return envelope in ample time for the Administrator to submit a notice of withdrawal on your behalf on or prior to the Expiration Date. Any notice of change of instruction to the Administrator must specify your name, your social security number, the number of Shares tendered, and the number of Shares to be withdrawn. Upon receipt of a timely written notice of change of instruction to the Administrator, previous instructions to tender with respect to such Shares will be deemed canceled. If you later wish to retender Shares, you may call D.F. King & Co., Inc., the Information Agent, at (800) 714-3313 to obtain a new Election Form. Any new Election Form must be received by the Administrator in ample time for the Administrator to submit the tender on your behalf on or prior to the Expiration Date.

IF YOU HAVE QUESTIONS

   If you have any questions about the Offer or any of the other matters discussed above, please call D.F. King & Co., Inc., the Information Agent at
(800) 714-3313. If you have questions about the Dividend Reinvestment Plan, please refer to the Prospectus. Additional copies of the Prospectus for the Dividend Reinvestment Plan may be obtained from the Administrator by contacting Chemical Mellon Shareholder Services, L.L.C., P.O. Box 750, Pittsburgh, PA 15230, (800) 851-9677.

NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PARTICIPANTS AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE.

                                  ELECTION FORM
                      INSTRUCTIONS FOR TENDER OF SHARES OF
                         PENNSYLVANIA ENTERPRISES, INC.

   Please tender to Pennsylvania Enterprises, Inc. (the "Company"), on my behalf, the number of Shares indicated below held in the Pennsylvania Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), which are beneficially owned by me and held by you under the Dividend Reinvestment Plan, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company, dated March 11, 1996, and in the related "Memorandum to Participants in the Dividend Reinvestment and Stock Purchase Plan," the receipt of which is acknowledged.

                Number of Shares to be tendered: ________ Shares

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES. STOCKHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE ELECTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED.


              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION


[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $37.00 or as high as $39.00.

            ________________________ OR _____________________________

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER


[ ] $37.000  [ ] $37.375 [ ] $37.750 [ ] $38.125 [ ] $38.500 [ ] $38.875
[ ] $37.125  [ ] $37.500 [ ] $37.875 [ ] $38.250 [ ] $38.625 [ ] $39.000
[ ] $37.250  [ ] $37.625 [ ] $38.000 [ ] $38.375 [ ] $38.750

                               CONDITIONAL TENDER

   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:

                           ____________________ Shares

Unless this box is completed, the tender authorized hereby will be made unconditionally.


                                    ODD LOTS


    Check this box ONLY if shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan and Savings Plan (as such terms are defined in the Offer to Purchase)) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account as of the close of business on January 1, 1996.

[ ] The undersigned was  the  beneficial owner of an aggregate of fewer than 100
    Shares (including Shares held in the Dividend Reinvestment Plan and the Savings Plan) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, all of which are being tendered.

   THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

   THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED UNANIMOUSLY THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH PARTICIPANT MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

Signature:

Name:


                                (Please Print)


Taxpayer Identification or Social Security Number:

Address:

                             (Including Zip Code)

Area Code and Telephone Number:

Date:         , 1996

IMPORTANT:  THIS  DIVIDEND  REINVESTMENT  PLAN  PARTICIPANT  ELECTION FORM (OR A
            MANUALLY  SIGNED  FACSIMILE  THEREOF)   MUST   BE  RECEIVED  BY  THE
            ADMINISTRATOR IN AMPLE TIME FOR THE ADMINISTRATOR TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE. DIVIDEND REINVESTMENT PLAN PARTICIPANTS MUST COMPLETE AND RETURN TO THE ADMINISTRATOR THE SUBSTITUTE FORM W-9 ATTACHED HERETO WITH THEIR ELECTION FORM.

                          IMPORTANT TAX INFORMATION

   Under  federal  income  tax law,  a  stockholder  whose  tendered  Shares are accepted for payment is required to provide the Depositary (as payer) with either such stockholder's correct TIN on Substitute Form W-9 below or, in the case of certain foreign stockholders, a properly completed Form W-8. If such stockholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the Depositary is not provided with the correct TIN or properly completed Form W-8, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding. The Form W-8 can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

   If federal income tax backup withholding applies, the Depositary is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to federal income tax backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8


   To avoid backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of his or her correct TIN by completing the Substitute Form W-9 attached hereto certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the stockholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he or she is no longer subject to federal income tax backup withholding. Foreign stockholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign stockholders subject to 30% (or lower treaty rate) withholding on gross payments received pursuant to the Offer.


WHAT NUMBER TO GIVE THE DEPOSITARY


   The stockholder is required to give the Depositary the social security number or employer identification number of the registered owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

          PAYER'S NAME: CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.


SUBSTITUTE
FORM W-9
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER (TIN) AND
CERTIFICATION

________________________________________________________________________________

Part 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
--------------------------------------------------------------------------------
NAME
                                 (Please Print)
--------------------------------------------------------------------------------
ADDRESS
--------------------------------------------------------------------------------
CITY                              STATE                              ZIP CODE
--------------------------------------------------------------------------------

________________________________________________________________________________

                          TIN ________________________
                       Social Security Number or Employer
                              Identification Number

                                     Part 2
                                    AWAITING
                                     TIN [ ]

________________________________________________________________________________

Part 3--CERTIFICATION-UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding and (3) all other information provided on this form is true, correct and complete.

SIGNATURE ______________________________________  DATE__________________________

You must cross out item (2) above if you have been notified by the IRS that your are currently subject to backup withholding because of underreporting interest or dividends on your tax return.




NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE
       THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.




             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER


   I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the Purchase Price made to me thereafter will be withheld until I provide a number.

Signature ________________________________________  Date: ________________, 1996